SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2007
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 13, 2007, Hotel Outsource Management International, Inc. (“HOMI”), sold all of the 4,078,072 shares of common stock and 200,000 shares of preferred stock which it held in Bartech Systems International, Inc. (“BSI”), to Eurogest Foundation, a Vaduz, Liechtenstein corporation (“Eurogest”), at a price of $0.55 per share, for the total sale price of $2,352,940, which was paid to HOMI by Eurogest.

The sale of HOMI’s shares in BSI results in a cash-flow infusion of approximately $2,350,000 for HOMI, and a profit of approximately $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2007		Hotel Outsource Management International, Inc.

	By	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	President and Chief Executive Office